Exhibit 99.1
John Cummings
salesforce.com
Investor Relations
415-778-4188
jcummings@salesforce.com
Chi Hea Cho
salesforce.com
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce.com Announces Fiscal 2015 First Quarter Results

•	Revenue of $1.23 Billion, up 37% Year-Over-Year

•	Deferred Revenue of $2.32 Billion, up 34% Year-Over-Year

•	Unbilled Deferred Revenue of Approximately $4.80 Billion, up 33% Year-Over-Year

•	Operating Cash Flow of $473 Million, up 67% Year-Over-Year

•	Raises FY15 Revenue Guidance to $5.30 - $5.34 Billion

SAN FRANCISCO, Calif. - May 20, 2014 - Salesforce.com (NYSE: CRM), the world’s #1 CRM platform (http://www.salesforce.com/), today announced results for its fiscal first quarter ended April 30, 2014.

“Salesforce.com had a strong start to its fiscal year.  We delivered 37% year-over-year growth in revenue, and 67% year-over-year growth in operating cash flow in the first quarter," said Marc Benioff, Chairman and CEO, salesforce.com. "Salesforce.com continues to be the #1 CRM platform, and is the fastest growing top ten software company in the world."

Salesforce.com delivered the following results for its fiscal first quarter:

Revenue: Total Q1 revenue was $1.23 billion, an increase of 37% year-over-year. Subscription and support revenues were $1.15 billion, an increase of 36% year-over-year. Professional services and other revenues were $79 million, an increase of 58% year-over-year.

Earnings per Share: Q1 diluted GAAP loss per share was ($0.16), and diluted non-GAAP earnings per share was $0.11. The company’s non-GAAP results exclude the effects of $131 million in stock-based compensation expense, $44 million in amortization of purchased intangibles, $11 million in net non-cash interest expense related to the company’s convertible senior notes, and $9 million related to the loss on conversions of our convertible 0.75% senior notes, due 2015, and is based on a projected long-term non-GAAP tax rate of 36.5%. GAAP EPS calculations are based on a basic share count of approximately 613 million shares. Non-GAAP EPS calculations are based on approximately 648 million diluted shares outstanding during the quarter, including approximately 22 million shares associated with the company’s convertible 0.75% senior notes due 2015.

Cash: Cash generated from operations for the fiscal first quarter was $473 million, an increase of 67% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.53 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of April 30, 2014 was $2.32 billion, an increase of 34% year-over-year. Current deferred revenue increased by 37% year-over-year to $2.29 billion. Non-current deferred revenue decreased by 38% year-over-year to $36 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the first quarter at approximately $4.80 billion, up 33% year-over-year.

As of May 20, 2014, salesforce.com is initiating revenue and EPS guidance for its second quarter of fiscal year 2015. In addition, the company is raising its full fiscal year 2015 revenue guidance and its EPS guidance previously provided on February 27, 2014.

Q2 FY15 Guidance: Revenue for the company’s second fiscal quarter is projected to be in the range of $1.285 billion to $1.290 billion, an increase of 34% to 35% year-over-year.

GAAP loss per share is expected to be in the range of ($0.13) to ($0.12), while diluted non-GAAP EPS is expected to be in the range of $0.11 to $0.12. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $139 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $36 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $10 million. EPS estimates assume a GAAP tax rate of approximately negative 36%, which reflects the estimated quarterly change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 618 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 655 million shares.

Full Year FY15 Guidance: Revenue for the company’s full fiscal year 2015 is projected to be in the range of $5.30 billion to $5.34 billion, an increase of 30% to 31% year-over-year.

GAAP loss per share is expected to be in the range of ($0.49) to ($0.47) while diluted non-GAAP EPS is expected to be in the range of $0.49 to $0.51. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $578 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $149 million, net non-cash interest expense related to the convertible senior notes, expected to be approximately $38 million, and loss on conversions of the convertible senior notes, expected to be approximately $9 million. EPS estimates assume a GAAP tax rate of approximately negative 21%, which reflects the estimated annual change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 622 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 658 million shares.

The following is a per share reconciliation of GAAP EPS to diluted non-GAAP EPS guidance for the second quarter and full fiscal year:

	Fiscal 2015
	Q2	FY2015
GAAP EPS Range*	($0.13) – ($0.12)	($0.49) – ($0.47)
Plus
Amortization of purchased intangibles	$0.05	$0.23
Stock-based expense	$0.21	$0.88
Amortization of debt discount, net	$0.02	$0.07
Less
Income tax effects and adjustments**	$(0.04)	$(0.20)
Non-GAAP diluted EPS	$0.11 – $0.12	$0.49 – $0.51
Shares used in computing basic net income per share (millions)	618	622
Shares used in computing diluted net income per share (millions)	655	658

*	For Q2 and FY15 GAAP EPS loss, basic number of shares used for calculation.

**	Beginning in FY15, the company's non-GAAP tax provision uses a long-term projected tax rate of 36.5%.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fiscal first quarter results at 2:00 p.m. Pacific Time today.  A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site: http://www.salesforce.com/investor.  In addition, an archive of the audiocast can be accessed through the same link.  Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode 35765331.  A replay will be available at 800-585-8367 or +1 855-859-2056, passcode 35765331, until midnight (Eastern Time) June 27, 2014.

About salesforce.com

Salesforce.com is the world’s largest provider of customer relationship management (CRM) software. For more information about salesforce.com (NYSE: CRM), visit: www.salesforce.com.
Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com or call 1-800-NO-SOFTWARE.
###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, the net amortization of debt discount on the company’s convertible senior notes, and gains/losses on conversions of the company’s convertible senior notes, as well as income tax adjustments. The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded non-cash expense items. The company reports a projected long-term tax rate to eliminate the effects of non-recurring and period specific items which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, for example, significant changes in the company’s geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. These non-GAAP financial measures are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, the net amortization of debt discount on the company’s convertible senior notes, and gains/losses on conversions of the company’s convertible senior notes, are being excluded from the company’s FY15 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those related to the issuance of equity awards, resulting in stock-based compensation, the acquisitions of companies, or the issuance of convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, such as the changes in valuation allowance against the company’s deferred tax assets, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q1 and its non-GAAP estimates for Q2 and FY15:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible senior notes due 2015 that were issued in a private placement in January 2010 and the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rates were approximately 5.9% for the convertible notes due 2015 and approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rates of the notes were 0.75% and 0.25%, respectively. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•
Non-Cash Gains/Losses on Conversion of Debt: Upon settlement of the company’s convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components of the convertible senior notes. The difference between the fair value of consideration attributed to the liability component and the carrying value of the liability as of settlement date is recorded as a non-cash gain or loss on the statement of operations. Management believes that the exclusion of the non-cash gain/loss provides investors an enhanced view of the company’s operational performance. Beginning in the second quarter of FY15, this will be included in the Amortization of Debt Discount line.

•
Income Tax Effects and Adjustments: Beginning in the first quarter of FY15, the Company computes and provides a fixed long-term projected non-GAAP tax rate. When projecting this long-term rate, the company excluded the income tax effects of the non-cash items described above. Additionally, the company evaluated its current long-term projections, current tax structure and other factors such as the company’s existing tax positions in various jurisdictions and key legislations in major jurisdictions where the company operates. The company intends to re-evaluate this long-term rate only on an annual basis. This long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and will provide better consistency among the interim reporting periods. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating results for the fiscal second quarter and the full fiscal year of 2015, including revenue, net income (loss), EPS, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, non-cash interest expense and gains/losses on the conversions of debt, shares outstanding, and changes in deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions, including ExactTarget; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and term loan; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the first quarter ended April 30, 2014, and our Form 10-K filed for the fiscal year ended January 31, 2014. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2014 salesforce.com, inc.  All rights reserved.  Salesforce, Sales Cloud, Service Cloud, ExactTarget Marketing Cloud, AppExchange, Salesforce1, and others are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2014	2013
Revenues:
Subscription and support	$1,147,306	$842,221
Professional services and other	79,466	50,412
Total revenues	1,226,772	892,633
Cost of revenues (1)(2):
Subscription and support	208,947	153,550
Professional services and other	83,358	55,444
Total cost of revenues	292,305	208,994
Gross profit	934,467	683,639
Operating expenses (1)(2):
Research and development	188,358	131,939
Marketing and sales	639,355	466,490
General and administrative	162,095	129,750
Total operating expenses	989,808	728,179
Loss from operations	(55,341)	(44,540)
Investment income	1,778	3,354
Interest expense	(20,359)	(11,883)
Other expense (3)	(10,847)	(874)
Loss before provision for income taxes	(84,769)	(53,943)
Provision for income taxes	(12,142)	(13,778)
Net loss	$(96,911)	$(67,721)
Basic net loss per share	$(0.16)	$(0.12)
Diluted net loss per share	$(0.16)	$(0.12)
Shares used in computing basic net loss per share	612,512	588,385
Shares used in computing diluted net loss per share	612,512	588,385

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

Cost of revenues	$28,672	$21,305
Marketing and sales	14,965	2,460

(2)	Amounts include stock-based expenses, as follows:

Cost of revenues	$11,810	$10,678
Research and development	27,284	24,429
Marketing and sales	67,133	59,802
General and administrative	24,865	19,820

(3)	Amount includes approximately $8.5 million loss on conversions of our convertible 0.75% senior notes due January 2015 recognized during the three months ended April 30, 2014.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
As a percentage of total revenues:
(Unaudited)

	Three Months Ended April 30,
	2014	2013
Revenues:
Subscription and support	94%	94%
Professional services and other	6	6
Total revenues	100	100
Cost of revenues (1)(2):
Subscription and support	17	17
Professional services and other	7	6
Total cost of revenues	24	23
Gross profit	76	77
Operating expenses (1)(2):
Research and development	16	15
Marketing and sales	52	52
General and administrative	13	15
Total operating expenses	81	82
Loss from operations	(5)	(5)
Investment income	0	0
Interest expense	(1)	(1)
Other expense	(1)	0
Loss before provision for income taxes	(7)	(6)
Provision for income taxes	(1)	(2)
Net loss	(8)%	(8)%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

Cost of revenues	2%	2%
Marketing and sales	1	0

(2)	Stock-based expenses as a percentage of total revenues, as follows:

Cost of revenues	1%	1%
Research and development	2	3
Marketing and sales	5	7
General and administrative	2	2

salesforce.com, inc.
Condensed Consolidated Balance Sheets
(in thousands)

	April 30, 2014	January 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$827,891	$781,635
Short-term marketable securities	51,233	57,139
Accounts receivable, net	684,155	1,360,837
Deferred commissions	162,494	171,461
Prepaid expenses and other current assets (see additional metrics)	313,608	309,180
Total current assets	2,039,381	2,680,252
Marketable securities, noncurrent	650,764	482,243
Property and equipment, net (see additional metrics)	1,251,000	1,240,746
Deferred commissions, noncurrent	143,467	153,459
Capitalized software, net (see additional metrics)	455,819	481,917
Goodwill	3,500,823	3,500,823
Other assets, net (see additional metrics)	600,090	613,490
Total assets	$8,641,344	$9,152,930
Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities (see additional metrics)	$766,601	$934,324
Deferred revenue	2,288,324	2,473,705
Convertible 0.75% senior notes, net	275,029	542,159
Term loan, current	30,000	30,000
Total current liabilities	3,359,954	3,980,188
Convertible 0.25% senior notes, net	1,052,815	1,046,930
Term loan, noncurrent	247,500	255,000
Deferred revenue, noncurrent	36,291	48,410
Other noncurrent liabilities	802,927	757,187
Total liabilities	5,499,487	6,087,715
Temporary equity	9,943	26,705
Stockholders’ equity:
Common stock	614	610
Additional paid-in capital	3,556,070	3,363,377
Accumulated other comprehensive income	15,298	17,680
Accumulated deficit	(440,068)	(343,157)
Total stockholders’ equity	3,131,914	3,038,510
Total liabilities, temporary equity and stockholders’ equity	$8,641,344	$9,152,930

salesforce.com, inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended April 30,
	2014	2013
Operating activities:
Net loss	$(96,911)	$(67,721)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	110,808	62,297
Amortization of debt discount and transaction costs	11,791	9,670
Loss on conversions of convertible senior notes	8,529	0
Amortization of deferred commissions	59,855	45,667
Expenses related to employee stock plans	131,092	114,729
Excess tax benefits from employee stock plans	(9,041)	(1,866)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	676,682	369,889
Deferred commissions	(40,896)	(17,483)
Prepaid expenses, current assets and other assets	4,277	(6,350)
Accounts payable, accrued expenses and other liabilities	(185,599)	(95,808)
Deferred revenue	(197,500)	(129,835)
Net cash provided by operating activities	473,087	283,189
Investing activities:
Business combinations, net of cash acquired	0	(22,161)
Nonrefundable deposit received for land	30,000	0
Strategic investments	(16,246)	(5,116)
Purchases of marketable securities	(250,536)	(264,287)
Sales of marketable securities	79,312	111,740
Maturities of marketable securities	7,198	14,558
Capital expenditures	(60,098)	(54,010)
Net cash used in investing activities	(210,370)	(219,276)
Financing activities:
Proceeds from borrowings on convertible senior notes, net	0	1,132,750
Proceeds from issuance of warrants	0	84,800
Purchase of convertible note hedge	0	(153,800)
Proceeds from employee stock plans	73,795	66,524
Excess tax benefits from employee stock plans	9,041	1,866
Payments on convertible senior notes	(283,892)	0
Principal payments on capital lease obligations	(10,594)	(8,499)
Principal payments on term loan	(7,500)	0
Net cash provided by (used in) financing activities	(219,150)	1,123,641
Effect of exchange rate changes	2,689	(6,809)
Net increase in cash and cash equivalents	46,256	1,180,745
Cash and cash equivalents, beginning of period	781,635	747,245
Cash and cash equivalents, end of period	$827,891	$1,927,990

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Apr 30, 2014	Jan 31, 2014	Oct 31, 2013	Jul 31, 2013		Apr 30, 2013		Jan 31, 2013
Full Time Equivalent Headcount	14,239	13,312	12,770	12,571	(1)	10,283		9,801
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,529,888	$1,321,017	$1,085,307	$930,008	(2)	$3,079,457	(3)	$1,758,285
Deferred revenue, current and noncurrent	$2,324,615	$2,522,115	$1,734,619	$1,789,648		$1,733,160		$1,862,995
Principal due on convertible senior notes and term loan	$1,712,472	$2,003,864	$2,017,356	$2,024,890		$1,724,890		$574,890

(1)	Includes approximately 1,900 full time equivalents from the acquisition of ExactTarget.

(2)	Reflects the acquisition of ExactTarget for cash in July 2013.

(3)	Includes $1.1 billion of net proceeds from the convertible 0.25% senior note offering and hedge transactions in March 2013.

Selected Balance Sheet Accounts (in thousands):

	April 30, 2014	January 31, 2014
Prepaid Expenses and Other Current Assets
Deferred income taxes, net	$48,556	$49,279
Prepaid income taxes	22,838	23,571
Customer contract asset (4)	54,360	77,368
Prepaid expenses and other current assets	187,854	158,962
	$313,608	$309,180
Property and Equipment, net
Land	$248,263	$248,263
Building improvements	49,572	49,572
Computers, equipment and software	961,675	931,171
Furniture and fixtures	65,021	58,956
Leasehold improvements	313,535	296,390
Building in progress - leased facility	52,931	40,171
	1,690,997	1,624,523
Less accumulated depreciation and amortization	(439,997)	(383,777)
	$1,251,000	$1,240,746
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$77,169	$72,915
Acquired developed technology, net of accumulated amortization	378,650	409,002
	$455,819	$481,917
Other Assets, net
Deferred income taxes, noncurrent, net	$9,738	$9,691
Long-term deposits	18,027	17,970
Purchased intangible assets, net of accumulated amortization	400,962	416,119
Acquired intellectual property, net of accumulated amortization	11,967	11,957
Strategic investments	102,439	92,489
Customer contract asset (4)	10,989	18,182
Other	45,968	47,082
	$600,090	$613,490

(4)
Customer contract asset reflects future billings of amounts that were contractually commited by ExactTarget’s existing customers as of the acquisition date. As the Company bills these customers this balance will reduce and accounts receivable will increase.

Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$36,723	$64,988
Accrued compensation	259,517	397,002
Accrued other liabilities	274,792	235,543
Accrued income and other taxes payable	123,292	153,026
Accrued professional costs	19,309	15,864
Customer liability, current (5)	38,077	53,957
Accrued rent	14,891	13,944
	$766,601	$934,324
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$106,420	$108,760
Customer liability, noncurrent (5)	8,897	13,953
Financing obligation, building in progress - leased facility	52,931	40,171
Long-term lease liabilities and other	634,679	594,303
	$802,927	$757,187

(5)	Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of the acquisition date.
Selected Off-Balance Sheet Account

	April 30, 2014	January 31, 2014
Unbilled Deferred Revenue, a non-GAAP measure	$ 4.8bn	$ 4.5bn
Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.
The balances as of April 30, 2014 and January 31, 2014 exclude the remaining amount related to the fair value of unbilled deferred revenue associated with the acquisition of ExactTarget, which was initially recorded as part of business combination accounting, because these amounts are reflected on the balance sheet under “accounts payable, accrued expenses and other liabilities” and “other noncurrent liabilities”.
Supplemental Revenue Analysis

	Three Months Ended April 30,
	2014	2013
Revenues by geography (in thousands):
Americas	$876,377	$631,108
Europe	230,810	162,826
Asia Pacific	119,585	98,699
	$1,226,772	$892,633
As a percentage of total revenues:
Revenues by geography:
Americas	71%	71%
Europe	19	18
Asia Pacific	10	11
	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended April 30, 2014 compared to Three Months Ended April 30, 2013	Three Months Ended January 31, 2014 compared to Three Months Ended January 31, 2013	Three Months Ended April 30, 2013 compared to Three Months Ended April 30, 2012
Americas	39%	41%	30%
Europe	35%	35%	38%
Asia Pacific	26%	24%	17%
Total growth	37%	38%	30%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	April 30, 2014 compared to April 30, 2013	January 31, 2014 compared to January 31, 2013
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	33%	36%
Supplemental Diluted Share Count Information
(in thousands)

	Three Months Ended April 30,
	2014	2013
Weighted-average shares outstanding for basic earnings per share	612,512	588,385
Effect of dilutive securities (1):
Convertible 0.75% senior notes	8,495	13,563
Warrants associated with the convertible 0.75% senior note hedges	13,220	8,214
Employee stock awards	13,773	12,515
Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	648,000	622,677

(1)
The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended April 30, 2014 and 2013 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended April 30,
	2014	2013
Operating cash flow
GAAP net cash provided by operating activities	$473,087	$283,189
Less:
Capital expenditures	(60,098)	(54,010)
Free cash flow	$412,989	$229,179
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements, building in progress - leased facilities, and strategic investments.

Comprehensive Loss
(in thousands)
(Unaudited)

	Three Months Ended April 30,
	2014	2013
Net loss	$(96,911)	$(67,721)
Other comprehensive loss, before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	3,115	(5,760)
Unrealized gains (losses) on investments	(5,497)	1,721
Other comprehensive loss, before tax	(2,382)	(4,039)
Tax effect	0	628
Other comprehensive loss, net of tax	(2,382)	(3,411)
Comprehensive loss	$(99,293)	$(71,132)

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results
(in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2014	2013
Gross profit
GAAP gross profit	$934,467	$683,639
Plus:
Amortization of purchased intangibles (a)	28,672	21,305
Stock-based expenses (b)	11,810	10,678
Non-GAAP gross profit	$974,949	$715,622
Operating expenses
GAAP operating expenses	$989,808	$728,179
Less:
Amortization of purchased intangibles (a)	(14,965)	(2,460)
Stock-based expenses (b)	(119,282)	(104,051)
Non-GAAP operating expenses	$855,561	$621,668
Income from operations
GAAP loss from operations	$(55,341)	$(44,540)
Plus:
Amortization of purchased intangibles (a)	43,637	23,765
Stock-based expenses (b)	131,092	114,729
Non-GAAP income from operations	$119,388	$93,954
Non-operating income (loss) (c)
GAAP non-operating loss	$(29,428)	$(9,403)
Plus: Amortization of debt discount, net	10,984	9,240
Plus: Loss on conversion of debt	8,529	0
Non-GAAP non-operating income (loss)	$(9,915)	$(163)
Net income
GAAP net loss	$(96,911)	$(67,721)
Plus:
Amortization of purchased intangibles (a)	43,637	23,765
Stock-based expenses (b)	131,092	114,729
Amortization of debt discount, net	10,984	9,240
Loss on conversion of debt	8,529	0
Less:
Income tax effects and adjustments	(27,815)	(19,049)
Non-GAAP net income	$69,516	$60,964
Diluted earnings per share
GAAP diluted loss per share (d)	$(0.16)	$(0.12)
Plus:
Amortization of purchased intangibles	0.07	0.04
Stock-based expenses	0.20	0.19
Amortization of debt discount, net	0.02	0.01
Loss on conversion of debt	0.01	0.00
Less:
Income tax effects and adjustments	(0.03)	(0.02)
Non-GAAP diluted earnings per share	$0.11	$0.10
Shares used in computing diluted net income per share	648,000	622,677

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended April 30,
	2014	2013
Cost of revenues	$28,672	$21,305
Marketing and sales	14,965	2,460
	$43,637	$23,765

b)	Stock-based expenses were as follows:

	Three Months Ended April 30,
	2014	2013
Cost of revenues	$11,810	$10,678
Research and development	27,284	24,429
Marketing and sales	67,133	59,802
General and administrative	24,865	19,820
	$131,092	$114,729

c)	Non-operating income (loss) consists of investment income, interest expense and other expense.

d)	Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2014	2013
GAAP Basic Net Loss Per Share
Net loss	$(96,911)	$(67,721)
Basic net loss per share	$(0.16)	$(0.12)
Shares used in computing basic net loss per share	612,512	588,385
	Three Months Ended April 30,
	2014	2013
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$69,516	$60,964
Basic Non-GAAP net income per share	$0.11	$0.10
Shares used in computing basic net income per share	612,512	588,385
	Three Months Ended April 30,
	2014	2013
GAAP Diluted Net Loss Per Share
Net loss	$(96,911)	$(67,721)
Diluted net loss per share	$(0.16)	$(0.12)
Shares used in computing diluted net loss per share	612,512	588,385
	Three Months Ended April 30,
	2014	2013
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$69,516	$60,964
Diluted Non-GAAP net income per share	$0.11	$0.10
Shares used in computing diluted net income per share	648,000	622,677